Seed Supplier Agreement
Contract No.:100601

Supplier: Beijing Jinse Guyu Seed Technology Co., Ltd.
Address: No. 6 (Jia) Nanda Street, Zhucheng Plaza Suite 1816, Zhongguancun Haidian District, Beijing, PRC
Post code: 100081
Tel: (86-10) 51582197, (86-10) 51581795
Fax: (86-10) 51582177

Buyer:  Gansu JOY Agricultural Technology Co., Ltd.
Address: East City Industrial Development Zone, Minqin County, Wuwei City, Gansu Province, PRC
Post code: 733300
Tel: (86-935) 4133138
Fax: (86-935) 4121021

In accordance with the PRC Contract Law, PRC Seed Law and other relevant regulations, the Supplier and Buyer hereby enter into this agreement to clarify the rights and obligations of both parties.

1.  Seed Type, Variety, Quality, Quantity and Amount
Seed Type	Specification	Quantity	Quality				Price	Amounts
			Purity	Cleanliness	Germination rate	Moisture Content
Sun flower Seed	Premium	150 ton	No lower than 96%	No lower than 97%	No lower than 90%	No higher than 8%	RMB110/kg	RMB 16,500,000

2.  Seed Inspection and Quarantine
1)	Supplier should provide Buyer with the quality certificate of the seed issued by third party and the certificate of inspection in its origin place.
2)
Buyer should re-inspect the germination rate, cleanliness and moisture within two sprout cycles after receiving the seed and re-inspect the hybrid rate within the first plantation cycle after receiving the seed. If there is any problem, Buyer should inform Supplier within the agreed time frame; otherwise, the seed is considered qualified.

3)	Both Supplier and Buyer should seal the sample of each batch of seed for future re-inspection and identification until the batch of seed has already been planted and harvested.

3.  Packing and Packing Expense
Packing requirements: packaged by imported paper bag, with 25,000 seeds each bag.
Packing expense: paid by Supplier.

4.  Delivery Time, Place of Delivery, Shipping Mode and Freight
Delivery Time: no later than March 15, 2011
Place of Delivery: Tianjin Xingang
Shipping Mode: arranged by Buyer and Supplier may provide assistance.
Freight: paid by Buyer.

5.  Deposit Amount and Time
Deposit Amount: RMB 8,000,000
Deposit Time: paid by Buyer to Supplier’s designated bank account within 5 days after this agreement is signed by both parties.

6.  Settlement
Method of Settlement: bank transfer.
Settlement Time: settled by Buyer at least 10 days before the delivery of seed.

7.  General Responsibility
Supplier’s Responsibility: ensure that the variety, quantity and quality of the supplied seed meet the requirements of the Agreement and deliver the seed to agreed place within the prescribed time frame.
Buyer’s Responsibility: consign deposit and settle up according to the Agreement.

8.  Force Majeure
If the quantity and quality of the seed could not meet the requirements of the Agreement due to force majeure such as natural disaster and government behavior (import examination and approval by Ministry of Agriculture), Supplier should promptly notify Buyer and both parties should negotiate and sign supplementary agreements. If negotiation fails, the Contract Law and seed management regulations are applied.

9.  Settlement of Disputes
If seed quality dispute arises, the seed should be sent to National Crop Seed Quality Supervision, Inspection and Test Center of Ministry of Agriculture for technical appraisement. The appraisement result is final and the appraisement charge should be reimbursed by the responsible party. Any dispute arising in the execution of the Agreement, both parties should settle through friendly consultations. If negotiation fails, both parties could apply to the arbitration institution in supplier’s location or file a suit to people's court at Supplier’s premise.

10.  Others
Issues unmentioned in the contract should be handled in accordance with the PRC Contract Law, PRC Seed Law and relevant state regulations. Upon agreement of both parties, supplementary provisions could be made. If guarantee is needed, another separate guarantee contract should be signed as appendix of this contract.

This Agreement is executed in two copies and takes effect after signature and seal of both parties. Each party shall preserve one copy with equal legal effect.

Supplier:	Beijing Jinse Guyu Seed Technology Co., Ltd.
By:	/s/Chi Hua
Chi Hua
Date: June 8, 2010

Buyer:	Gansu JOY Agricultural Technology Co., Ltd.
By:	/s/Wang Guoyu
Wang Guoyu
Date: June 8, 2010